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                                                                     EXHIBIT 3.4

                      ARTICLES OF AMENDMENT TO THE CHARTER
                                       OF
                           AIR CHARTER SERVICES, INC.

         Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned incorporator adopts the following articles of amendment to its charter:

         1.       The name of the corporation is Air Charter Services, Inc.

         2. The text of each amendment adopted is: Article One shall be deleted in its entirety and the following shall be inserted in lieu thereof:

                           1. The name of the corporation is Air Travel Services, Inc.

         3.       The corporation is a for-profit corporation.

         4. The amendment was duly adopted on September 23, 1991 by the incorporator.

September 23, 1991                               AIR CHARTER SERVICES, INC.
-----------------------                          -------------------------------
Signature Date                                   Name of Corporation

Incorporator                                     /s/ J. Page Davidson
-----------------------                          -------------------------------
Signer's Capacity                                Signature

                                                 J. Page Davidson
                                                 -------------------------------
                                                 Name (typed of printed)